UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2006, Champps Entertainment, Inc. (the “Company”) entered into a Letter Agreement with Richard Scanlan, the Company’s Vice President and Chief Operating Officer (the “Letter Agreement”). As a part of the Letter Agreement, Mr. Scanlan resigned as Chief Operating Officer and Vice President of the Company, entered into an amendment and restatement of his existing employment agreement and surrendered all his rights to any restricted stock granted to Mr. Scanlan. Under the Letter Agreement, Mr. Scanlan will continue to serve as a Director of Operations-Market Partner for the Company, overseeing the Illinois and Minnesota markets.

The foregoing is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On August 16, 2006, the Company received the resignation, effective August 16, 2006, of Rich Scanlan. Mr. Scanlan will continue to serve as an employee of the Company in the capacity of Director of Operations overseeing the Illinois and Minnesota markets. Mike O’Donnell, the Company’s Chief Executive Officer, will assume the role of Chief Operating Officer along with his other duties until a replacement is hired.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

10.1	Letter Agreement by and between Champps Entertainment, Inc. and Richard Scanlan dated August 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2006	Champps Entertainment, Inc.
(Registrant)

	By:	/s/ David D. Womack
		Name:	David D. Womack
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement by and between Champps Entertainment, Inc. and Richard Scanlan dated August 16, 2006.